Exhibit 10.5

                            SETTLEMENT AGREEMENT



        THIS SETTLEMENT AGREEMENT is made as of the 6th day of June, 1997, between Triarc Companies, Inc. ("Triarc"), a Delaware corporation, Victor Posner, Security Management Corporation ("SMC"), and APL Corporation ("APL").
                                         W H E R E A S
               A. There is pending an action entitled Triarc Companies, Inc., v. Victor Posner and Security Management Corp., 95 CIV 9169, in the United States
District  Court,   Southern   District  of  New  York,   containing  claims  and
counterclaims, and the parties have made various allegations against one another in court papers in that action (all such claims, counterclaims, and allegations are collectively referred to as the "Triarc Action").
               B. There is also pending a bankruptcy proceeding entitled In re APL Corporation, No. 93-12506-BKC-PGH, pending in the United States Bankruptcy Court, Southern District of Florida, Miami Division, in which Triarc and Chesapeake Insurance Company, Ltd. ("Chesapeake") currently assert claims, and in which SMC and APL have challenged those claims (collectively, the "APL Proceeding").
               C. There are also two appeals growing out of the APL Proceeding, which appeals are captioned Security Management Corporation, et al,
v. Triarc Companies, Inc., et al., No. 96-1322-CIV-NESBITT and Triarc Companies, Inc., et al v. Victor Posner et al., No. 96-2880-CIV-NESBITT, and which appeals are pending in the United States District Court, Southern District of Florida. Those appeals, and the underlying proceedings and the claims and allegations asserted by the parties in court papers therein, are hereinafter referred to collectively as the "Bankruptcy Appeals."

               D. Posner has previously filed (1) a motion for an order terminating the consent decree and for an order to show cause why Triarc should not be held in contempt; and (2) a Supplemental Plea of Interpleader, both in Granada Investments, Inc. v. Triarc Companies Inc., et al., Case No. 1:89CV0641 (N.D. Ohio), and has made certain allegations in court papers in those proceedings (the claims and allegations asserted in those proceedings are hereinafter referred to collectively as the "Granada Proceedings").
               E. The parties wish to resolve amicably and without further cost, expense, or risk all existing litigation and disputes between them related to the Triarc Action, the APL Proceeding, the Bankruptcy Appeals, and the Granada Proceedings, and to dismiss with prejudice the Triarc Action, the Bankruptcy Appeals and the APL Proceeding (the Granada Proceedings having previously been dismissed).
               NOW, THEREFORE, in order to avoid the expense of further litigation and to compromise disputed claims, and for and in consideration of the mutual covenants, promises and agreements contained herein, the adequacy and sufficiency of which as consideration are hereby acknowledged, the undersigned parties hereby agree as follows:
                              1.     Definitions.
               "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person.
               "Agents" shall mean, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, representatives, and agents, in their capacities as such.
               "Effective Date" shall mean the date as of which all actions described in paragraph 3(a) have been taken.
               "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, trust, unincorporated organization, governmental or regulatory body or other entity.

               "Posner" shall mean Victor Posner and all of his Affiliates, including but not limited to APL and SMC.
                "Triarc" shall mean Triarc and all of its Affiliates.
               2. In full and complete satisfaction of all outstanding claims between Triarc and Posner in the Triarc Action, the APL Proceeding, the Bankruptcy Appeals and the Granada Proceedings, including without limitation any claim for attorneys' fees: (a) Posner will pay $1.25 million to Triarc and SMC will pay $1.25 million to Triarc (collectively, the "Settlement Payment"); (b) Triarc will deliver or cause to be delivered to Posner writings in the forms annexed as Exhibit A waiving all of its and Chesapeake's claims in the APL Proceeding (the "Triarc Waiver") and assigning such claims to Posner (the "Triarc Assignment"); (c) Triarc will deliver a stipulation to Posner in the form annexed as Exhibit B dismissing with prejudice and without costs the pending appeal by Triarc in the APL Proceeding (the "Triarc Stipulation"); (d) Posner will deliver a stipulation to Triarc in the form annexed as Exhibit C dismissing with prejudice and without costs the pending appeal by Posner in the APL Proceeding (the "Posner Stipulation"); and (e) Posner and Triarc will execute a Stipulation of Dismissal in the form annexed as Exhibit D, dismissing the Triarc Action (including the claims and counterclaims) with prejudice and without costs (the "Stipulation of Dismissal").
               3. (a) After obtaining any signatures required by the Settlement Agreement, the Triarc Waiver, the Triarc Stipulation, the Posner Stipulation, and the Stipulation of Dismissal, counsel for Posner and Triarc will meet at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10 A.M. on May 30, 1997. At that meeting (A) counsel for Posner will deliver to counsel for Triarc (i) the signature page of the Settlement Agreement executed by Posner, (ii) the executed Posner Stipulation, and (iii) the executed Stipulation of Dismissal; and (B) counsel for Triarc will (i) deliver to counsel for Posner the signature page of the Settlement Agreement executed by Triarc, (ii) deliver to counsel for Posner the executed Triarc Waiver and Triarc Assignment, (iii) deliver to counsel for Posner the executed Triarc Stipulation and (iv) execute the Stipulation of Dismissal. Simultaneous with the meeting of counsel referred to in this paragraph 3, the Settlement Payment will be wire transferred to or at the direction of Triarc.
               (b) Counsel for Posner will cause the Triarc Waiver Promptly to be filed in the court where the APL Proceeding is pending, and counsel for either Posner or Triarc shall promptly file with the appropriate courts the stipulations identified above.
               4. As of the Effective Date, Triarc and its Agents shall and hereby do willingly and voluntarily release Posner and his Agents from any and all charges, fees, rights, debts, claims (including but not limited to claims for attorneys' fees), obligations, damages, liabilities, demands, indebtedness, actions and causes of action set forth in or relating to the Triarc Action, the APL Proceeding, the Bankruptcy Appeals, and the Granada Proceedings and agree and covenant not to bring any legal action directly or indirectly on any claims so released.
               5. As of the Effective Date, Posner and his Agents shall and hereby do willingly and voluntarily release Triarc and its Agents from any and all charges, fees, rights, debts, claims (including but not limited to claims for attorneys' fees), obligations, damages, liabilities, demands, indebtedness, actions and causes of action set forth in or relating to the Triarc Action, the APL Proceeding, the Bankruptcy Appeals, and the Granada Proceedings, and agree and covenant not to bring any legal action directly or indirectly on any claims so released.
               6. Nothing contained in this Settlement Agreement or in the releases set forth above shall be deemed to affect any of the rights, remedies, or obligations of Triarc and Posner or their Agents except as expressly set forth herein. In particular, nothing contained in this Settlement Agreement or in the releases set forth in paragraphs 4 and 5 above shall limit or preclude Triarc or Posner or their respective agents from defending against claims brought by the plaintiffs in Harold E. Kelley, et al. v. Nelson Peltz, et al., in Case No. 3:96 CV 7408 (the "Kelley Action'), which was originally filed in the United States District Court for the Northern District of Ohio, Western Division, or any other action that may be brought by any of the plaintiffs in the Kelly Action, except that the parties and their agents expressly release, and covenant not to sue directly or indirectly on, any and all claims for indemnification or contribution with respect to the Kelly Action or any other action that may be brought by any of the plaintiffs in the Kelly Action.
               7. Triarc represents and warrants that it has the power and authority to enter into this Settlement Agreement on behalf of itself, its Affiliates, its Agents and its Affiliates' Agents and has not heretofore assigned or transferred or purported to assign or transfer to any third party any of the claims released in paragraph 4 above. Posner represents and warrants that he has the power and authority to enter into this Settlement Agreement on behalf of himself, his Affiliates, his Agents and his Affiliates' Agents and has not heretofore assigned or transferred or purported to assign or transfer to any third party any of the claims released in paragraph 5 above.
               8. This Settlement Agreement shall be construed under the laws of the State of New York without reference to any choice of law or conflict of law provisions or rules. Any action to enforce this Settlement Agreement shall be brought only in the federal or state courts of New York and each signatory hereby consents to the jurisdiction and venue of such courts and agrees hereby to accept service, and to waive any objection to the adequacy of service of process by first-class mail, return receipt requested.
               9. This Settlement Agreement constitutes the entire Agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.
               10. This Settlement Agreement may not be modified, superseded, terminated or amended and no provision hereby may be waived, except by a writing making specific reference hereto signed by the party to be bound.
               11. This Settlement Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.
               12. This Settlement Agreement may be signed in counterparts which, when taken together, shall be deemed one and the same document. Counsel for the parties, i.e. Paul, Weiss, Rifkind, Wharton & Garrison on behalf of Triarc Companies, Inc. and Kirkland & Ellis on behalf of Victor Posner, Security Management Corporation and APL Corporation may sign on behalf of their respective clients, provided that such counsel furnish a letter stating that they are authorized to do so.

                                   TRIARC COMPANIES, INC.



                                   By:    /s/Thomas E. Shultz
                                          Vice President and Assistant Treasurer


                                   VICTOR POSNER


                                    By:    /s/Victor Posner


                                   SECURITY MANAGEMENT CORPORATION



                                    By:    /s/Brenda Nestor Castellano
                                           Executive Vice President and Director



                                   APL CORPORATION

                                   By:    /s/John J. McNaboe